UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2013, Orthofix International N.V. (the “Company”), through its subsidiary Orthofix Inc. (the “Subsidiary,” and collectively with the Company, “Orthofix”) entered into a letter agreement with Brian McCollum, Orthofix’s President, Spine Global Business Unit, pursuant to which it was mutually agreed that Mr. McCollum’s employment with Orthofix would cease as of the close of business on July 15, 2013 (the “Letter Agreement”). Pursuant to the Letter Agreement, Mr. McCollum will be entitled to receive, subject to the terms and conditions set forth therein, approximately $584,000 in severance and outplacement payment benefits and the opportunity to receive a future pro-rated bonus for the 2013 calendar year. Mr. McCollum will also receive certain paid health and dental benefits from the Subsidiary for up to 12 months. The foregoing summary does not constitute a complete summary of the terms of the Letter Agreement, and is qualified in its entirety by reference to the text of such Letter Agreement, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2013 Annual General Meeting of Shareholders of the Company was held on June 20, 2013. The total number of common shares eligible to vote as of the record date, April 26, 2013, was 19,453,294 and pursuant to the Company’s Articles of Association, 9,726,647 shares were required to be present or represented at the meeting to constitute a quorum. The total number of common shares present or represented at the meeting was 17,100,394, and a quorum therefore existed.

At the Annual General Meeting:

1.	Election of Board of Directors. The following persons were elected by a plurality of the votes cast at the meeting as directors of the Company for a one year term expiring at the Annual General Meeting in 2014:

Name	Votes For	Votes Withheld	Broker Non-Votes
James F. Gero	15,974,974	498,181	627,239
Guy J. Jordan	16,081,659	391,496	627,239
Bradley R. Mason	16,157,440	315,715	627,239
Maria Sainz	16,156,628	316,527	627,239
Davey S. Scoon	16,023,297	449,858	627,239
Walter P. von Wartburg	16,032,159	440,996	627,239
Kenneth R. Weisshaar	14,641,850	1,831,305	627,239

2.	Approval of Financial Statements for the Year Ended December 31, 2012. The Company’s balance sheet and income statement at and for the year ended December 31, 2012 were approved by a vote of (i) 16,993,487 in favor, (ii) 19,761 against, and (iii) 87,146 abstaining.

3.	Ratification of the Selection of Ernst & Young LLP. The selection of Ernst & Young LLP to act as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2013 was ratified by a vote of (i) 16,760,844 in favor, (ii) 337,246 against, and (iii) 2,304 abstaining.

4.	Advisory and Non-Binding Resolution on Executive Compensation. The advisory and non-binding resolution on executive compensation was approved by a vote of (i) 15,721,738 in favor, (ii) 494,580 against, (iii) 256,837 abstaining, and (iv) 627,239 broker non-votes.

Item 7.01.	Regulation FD Disclosure.

On June 20, 2013, the Company issued a press release regarding, among other things, certain leadership matters. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement, entered into on June 18, 2013, between Orthofix Inc. and Brian McCollum.

99.1	Press Release, dated June 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: June 20, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, entered into on June 18, 2013, between Orthofix Inc. and Brian McCollum.

99.1	Press Release, dated June 20, 2013.